Exhibit 10.1
AUTONATION, INC.
2026 EMPLOYEE EQUITY AND INCENTIVE PLAN
AutoNation, Inc. (the “Company”) hereby adopts this AutoNation, Inc. 2026 Employee Equity and Incentive Plan (the “Plan”), the terms of which are set forth herein. To the extent not otherwise defined herein, capitalized terms are defined in Section 24 of the Plan.
The Plan, in the form set forth herein, has been adopted and approved by the Board of Directors and shall become effective as of April 28, 2026 (“Effective Date”), subject to the requisite approval of stockholders of the Company as of such date.
1.PURPOSE
The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, and to receive performance-based cash incentive compensation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ of the Company or one or more of its Affiliates.
Pursuant to the provisions hereof, there may be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards (including but not limited to dividend equivalents, performance units and other long-term stock-based awards) and Cash-Based Awards (collectively, “Awards”); excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan. Each Option shall be an Option that is not intended to constitute an “incentive stock option” (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the “Code”), unless such Option is granted to an employee of the Company or a “subsidiary corporation” (a “Subsidiary”) thereof within the meaning of Section 424(f) of the Code and is specifically designated at the time of grant as being an Incentive Stock Option. Any Option so designated shall constitute an Incentive Stock Option only to the extent that it does not exceed the limitations set forth in Section 6 below.
2.ADMINISTRATION
(a)    BOARD. The Plan shall be administered by the Board of Directors of the Company (the “Board”), which in its sole discretion shall have the full power and authority to (i) select the eligible employees and independent contractors of the Company (excluding non-employee directors) and any Subsidiary or Affiliate to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by or relating to each Award granted hereunder; (iv) determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards; (v) determine the terms and conditions, of any Award granted hereunder including, without limitation, Performance Goals and periods applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Stock or other property or cancelled or suspended, consistent with the terms of the Plan; (vii) determine whether, to what extent, and under what circumstances shares of Stock or cash paid to or gain realized by the Participant based on an Award shall be returned to the Company; (viii) determine whether, to what extent, and under what circumstances a Participant may be ineligible to retain an Award; (ix) determine whether, to what extent, and under what circumstances payment of cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (x) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (xi) establish such rules, regulations and sub-plans and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) take all other actions or make all other determinations required or provided for under the Plan or any Award granted or Award Agreement entered into under the Plan, not inconsistent with the specific terms and provisions of the Plan, deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive.
(b)    COMMITTEE. The Board may from time to time appoint a committee or subcommittee (the “Committee”) consisting of not less than two (2) members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Subsidiary, and, unless otherwise determined by the Board, each of whom shall qualify in all respects as an “non-employee director” for purposes of Section 16(b) of the Exchange Act. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Company and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Certificate of Incorporation and By-Laws, and with applicable law.
(c)    NO LIABILITY. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan or an Award, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)    DELEGATION.
(i)    In the event that the Plan, any Award granted, or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive. To the extent the Board has delegated to the Committee the administration of the Plan, where applicable references herein to the Board shall be deemed to refer to the Committee.
(ii)    The Board or the Committee may also delegate to such officers of the Company as it deems appropriate the authority to administer the Plan in whole or in part, subject to the requirements of applicable law or any stock exchange on which the Stock is traded, including but not limited to its authority to grant Awards under the Plan other than the authority to grant Awards to any Participant (a) who is subject to reporting under Section 16 of the Exchange Act or (b) is an officer provided with such delegated authority.
3.STOCK
(a)    The stock that may be issued pursuant to Awards granted under the Plan shall be shares of common stock, $0.01 par value, of the Company (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall be 1,275,000 shares of Company Stock plus the number of shares of Company Stock remaining available for grant under the Prior Plan as of the Effective Date (collectively, the “Share Reserve”), provided that no more than 750,000 shares of Company Stock may be granted as Incentive Stock Options, in each case subject to adjustment as provided in Section 17 below. Any shares of Stock issued in respect of Awards shall be counted against the Share Reserve as one (1) share for every one (1) share subject to such Award. To the extent that an Award is settled in cash rather than in shares of Stock, the Share Reserve shall remain unchanged. Upon the approval of the Plan by the stockholders of the Company, no further Awards may be granted under the Prior Plan. If any shares of Stock subject to an Award, including any Award made under the 2026 Plan and any Award that is outstanding under the Prior Plan as of the Effective Date, are forfeited, cancelled or exchanged or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, termination or expiration, again be available for Awards under the Plan. However, shares of Stock surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of such an Award, as well as shares repurchased by the Company using stock option exercise proceeds, shall be counted against the Share Reserve and shall not again be available for issuance or delivery under the Plan. In the event that a Stock Appreciation Right is issued and settled by the delivery of a net number of shares of Stock, only the shares of Stock underlying such Stock Appreciation Right that are actually delivered shall be counted against the Share Reserve and shall not again be available for issuance or delivery under the Plan. Further, Stock issued under the Plan through the settlement, assumption or substitution of outstanding Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares of Stock available for delivery.

(b)    The maximum number of shares of Stock subject to Awards that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company or any Subsidiary or Affiliate whose compensation is or may be subject to Code Section 162(m) (a “Covered Employee”) is 2,000,000 shares (subject to adjustment as provided in Section 17 hereof). With respect to a Covered Employee, the maximum value of the aggregate payment that any Participant may receive with respect to Cash-Based Awards in respect of any annual performance period is $20 million and for any other performance period in excess of one (1) year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12).
(c)    No fractional shares of Stock shall be issued hereunder and the Board shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding down.
4.ELIGIBILITY
(a)    EMPLOYEES. Awards may be granted under the Plan to any employee of the Company, a Subsidiary or any other entity of which on the relevant date at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions (“Voting Securities”) are at the time owned directly or indirectly by the Company or any Subsidiary (such entity, “Affiliate”), including any such employee who is an officer or director of the Company, a Subsidiary or an Affiliate, as the Board shall determine and designate from time to time prior to expiration or termination of the Plan.
(b)    INDEPENDENT CONTRACTORS. Awards may be granted to independent contractors performing services for the Company or any Subsidiary or Affiliate as determined by the Board from time to time on the basis of their importance to the business of the Company or such Subsidiary or Affiliate. Independent contractors shall not be eligible to receive Options intended to constitute Incentive Stock Options. Non-employee directors of the Company shall not be eligible to receive Awards under the Plan.
(c)    MULTIPLE GRANTS. An individual may hold more than one Award, subject to such restrictions as are provided herein.
5.GRANT OF AWARDS
(a)    GRANTS. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine (each, a “Participant”) Awards with respect to such number of shares of Stock or amounts of cash on such terms and conditions as the Board may determine. The date on which the Board approves or ratifies the grant of an Award (or such later date as the Board may designate) shall be considered the date on which such Award is granted.
(b)    MINIMUM VESTING. All Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Share Reserve may be issued in respect of Awards that are not subject to the minimum vesting period requirement; provided, further that this Section 5(b) shall not apply to Awards that are subject to accelerated vesting upon a Participant’s Retirement, death or Disability or following a Change in Control.
6.LIMITATION ON INCENTIVE STOCK OPTIONS
An Option intended to constitute an Incentive Stock Option (and so designated at the time of grant) shall qualify as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
7.AWARD AGREEMENTS
Awards granted pursuant to the Plan may be evidenced by written agreements (“Award Agreements”), including through electronic medium, in such form or forms as the Board shall from time to time determine. Award

Agreements covering Awards granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Award Agreements shall comply with all terms of the Plan.
8.OPTIONS AND STOCK APPRECIATION RIGHTS
(a)    OPTIONS. The Board may, from time to time, grant Awards of Options, subject to such restrictions, terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the terms and conditions set forth in this Section 8). An “Option” is the right, granted to a Participant under this Section 8(a), to purchase shares of Stock at a specified Option Price.
(b)    OPTION PRICE. The purchase price of each share of the Stock subject to an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Stock on the grant date (the “Option Price”); provided however, that in the event that the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock.
(c)    OPTION PERIOD. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten (10) years from the date such Option is granted, or on such date prior thereto as may be set forth in the Award Agreement relating to such Option; provided, however, that in the event the Participant would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five (5) years from the date it is granted.
(d)    METHOD OF OPTION EXERCISE. An Option that is exercisable hereunder may be exercised pursuant to such procedures as may be established by the Company from time to time. The Company shall establish procedures governing the payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option, which shall require that the Option Price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, (ii) with the consent of the Company, in shares of Stock, valued at Fair Market Value on the date of exercise, or (iii) by any other method the Company deems satisfactory in its discretion (including by permitting broker’s cashless exercise procedure). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.
(e)    STOCK APPRECIATION RIGHTS. The Board may, from time to time, grant Awards of Stock Appreciation Rights, subject to such restrictions, terms and conditions as the Board shall determine and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the terms and conditions set forth in this Section 8(e)). A “Stock Appreciation Right” is the right, granted to a Participant under this Section 8(e), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or share(s) of Stock, as specified in the Award Agreement. The number of shares of Stock underlying each Stock Appreciation Right and the exercise price in effect for those shares shall be determined by the Board and shall be set forth in the Award Agreement. In no event, however, shall the exercise price for each share of Stock underlying the Stock Appreciation Right (the “Stock Appreciation Right Price”) be less than one hundred percent (100%) of the Fair Market Value per underlying share of Stock on the grant date. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value on the exercise date of the shares of Stock underlying the portion of the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of the portion of the Stock Appreciation Right being exercised. The distribution with respect to any exercised Stock Appreciation Right may be made in shares of Stock valued at the Fair Market Value of such shares on the exercise date, in cash, or partly in shares of Stock and partly in cash, as the Board shall deem appropriate. Each Stock Appreciation Right granted under the Plan shall terminate and all rights to receive an amount equal to the appreciation in the Fair Market Value of a share of Stock shall cease upon the expiration of ten (10) years from the date such Stock Appreciation Right is granted or on such date prior thereto as may be fixed by the Board and set forth in the Award Agreement relating to such Stock Appreciation Right. No recipient of an award of Stock Appreciation Rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock issuable upon exercise of such Stock Appreciation Rights, except to the extent that the Company has issued the shares of Stock relating to such Stock Appreciation Rights.
(f)    LIMITATIONS ON REPRICING, RELOADS AND REPURCHASES. Notwithstanding anything herein to the contrary, but subject to Section 17 hereof, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to (i) reprice (or cancel and regrant) any Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, (ii) take any other action (including by way of an amendment, cancellation, repurchase or replacement grant) that has the effect of repricing an Option, Stock Appreciation Right or other Stock-Based Award at a lower exercise price, (iii) grant any Option, Stock Appreciation Right or other Stock-Based Award that contains a so-called “reload” feature under which additional Options, Stock Appreciation Rights or other Stock-Based Awards are granted automatically to the Participant upon exercise of the original Option, Stock Appreciation Right or other Stock-Based Award, or (iv) at any time when the Option Price of an Option or the Stock Appreciation Right Price of a Stock Appreciation Right is above the Fair Market Value of a share of Stock, cancel, exchange, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the Option Price of the original Options or the Stock Appreciation Right Price of the original Stock Appreciation Rights.
9.RESTRICTED STOCK, RESTRICTED STOCK UNITS AND OTHER STOCK-BASED OR CASH-BASED AWARDS
(a)    RESTRICTED STOCK. The Board may, from time to time, grant Awards of shares of Stock that may be subject to certain restrictions and to a risk of forfeiture (“Restricted Stock”), on such terms, and conditions as the Board shall determine and as shall be set forth in the applicable Award Agreement. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as may be set forth in an Award Agreement. The Board may, upon such terms and conditions as the Board determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall solely become payable if and to the extent the underlying Restricted Stock Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Restricted Stock Award.
(b)    RESTRICTED STOCK UNITS. The Board may, from time to time, grant Awards of rights to receive shares of Stock or a cash payment equal to the Fair Market Value of such shares of Stock at the end of a specified period (“Restricted Stock Units”), which right may be subject to the attainment of Performance Goals or other terms and conditions as the Board shall determine and as shall be set forth in the applicable Award Agreement. The vesting of Restricted Stock Units granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as may be set forth in an Award Agreement. Unless otherwise provided in an Award Agreement, and except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, as soon as reasonably practicable, but in no event later than thirty (30) days following the date on which such Award (or any portion thereof) vests, either that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested or cash equal to the Fair Market Value of the shares of Stock underlying the Restricted Stock Units becoming so vested (or a combination thereof). If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend equivalent on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Unit Award shall solely become payable if and to the extent the underlying Restricted Stock Unit Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Restricted Stock Unit Award.

(c)    OTHER STOCK-BASED OR CASH-BASED AWARDS. The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including provisions addressing terms and conditions such as vesting, applicable Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9(c) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Board shall determine, subject to any required corporate action. No payment shall be made to a Covered Employee prior to the certification by the Board that the Performance Goals have been attained. The Board may establish such other rules applicable to the Other Stock-Based Awards or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Participant who is not a Covered Employee, increased based on such factors as the Board deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 17 hereof. “Cash-Based Award” means an Award granted to a Participant under this Section 9(c), including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan. “Other Stock-Based Award” means an Award granted to a Participant pursuant to this Section 9(c), that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend equivalent on or in connection with a stock split of the shares of Stock underlying an Other Stock-Based Award shall solely become payable if and to the extent the underlying Other Stock-Based Award is vested and exercised, and shall be subject to the same restrictions and risk of forfeiture as the shares of Stock underlying such Other Stock-Based Award. Notwithstanding anything herein to the contrary, no dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights.
(d)    PERFORMANCE GOALS AND PERFORMANCE PERIODS. “Performance Goals” shall mean the criteria and objectives, determined by the Board, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include, without limitation, any or all of the following or any combination thereof, or any increase or decrease of one or more of the following over a specified period: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization (“EBT”, “EBIT”, “EBITA” or “EBITDA”); profit; revenue; unit sales; product sales; cash flow; return on equity; return on assets; return on capital; return on invested capital; earnings from continuing operations; earnings per share; total shareholder return; working capital; cost reduction goals or levels of expenses, costs or liabilities; market share; asset management (e.g., inventory and receivable levels); customer loyalty; and customer satisfaction. Such Performance Goals may relate to the performance of the Company, a Subsidiary, any portion of the business (including a store or franchise), product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a business unit, product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Board. Performance Goals may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Goals may also specify that payments for levels of performances between specified levels will be interpolated. The Board shall determine whether, or to what extent, Performance Goals are achieved; provided, however, that the Board shall have the authority to make appropriate equitable adjustments in Performance Goals under an Award to reflect the impact of unusual or infrequently occurring items not reflected in such goals. For purposes of the Plan, unusual or infrequently occurring items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) unusual or infrequently occurring items in accordance with generally accepted accounting principles, (5) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, (8) goodwill and other impairment charges, (9) (i) all transaction costs directly related to acquisitions, (ii) all restructuring charges directly related to acquisitions, (iii) all charges and gains arising from the resolution of acquisition-related contingent liabilities identified as of the acquisition date, and (iv) all other charges directly related to acquisitions, (10) the impact of any discrete income tax charges or benefits identified during the Performance Period (or during any period that the Performance Period is being compared to), (11) other objective income, expense, asset, liability and/or cash flow adjustments as may be consistent with the purposes of the Performance Goals set for the given Performance Period and specified by the Board, which may include adjustments that would cause one or more of the Performance Goals to be considered “non-GAAP financial measures” under rules promulgated by the Securities and Exchange Commission and (12) such other items as may be selected by the Board. “Performance Period” shall mean the twelve (12) or thirty-six (36) month periods commencing on each January 1, or such other periods as the Board shall determine, including, but not limited to, shorter Performance Periods with respect to newly-hired Participants.
10.CHANGE IN CONTROL
Except as otherwise provided in an Award Agreement with respect to an Award granted under the Plan:
(a)    CONTINUATION/ASSUMPTION/SUBSTITUTION OF AWARDS. With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control,
(i)    Upon the occurrence of a Change in Control, with respect to Awards that are subject to Performance Goals at the time of the Change in Control, (1) the Performance Goals shall be deemed to be achieved at the greater of target or actual levels of performance as of the date of the Change in Control and (2) such Awards shall vest in full at the end of the applicable Performance Period provided the Participant is employed by or is providing services to the Company, its successor or affiliate on such date, subject to the terms of this Section 10, including Section 10(a)(ii)(2) below; and
(ii)    In the event of a termination of employment or other service of a Participant by the Company, its successor or affiliate thereof without Cause or the resignation of the Participant with Good Reason, in either case, within twenty-four (24) months following such Change in Control, then:
(1)    Any Award (or substitute award) that is an Option or Stock Appreciation Right shall become immediately exercisable in full;
(2)    Any restriction periods and restrictions imposed on any such Award (or substitute award) that is a Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award (including any such restriction periods and restrictions imposed under clause (i) above) shall lapse and such Award (or substitute award) shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following such termination of employment or service the Participant; and
(3)    Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines that any Award (or substitute award) constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award (or substitute award) shall be accelerated as of the date of the termination of employment or service of the Participant, but the Company shall pay such Award (or substitute award) on its scheduled payment date or on such earlier date as will not result the imposition of tax under Section 409A of the Code).
(b)    NO CONTINUATION/ASSUMPTION/SUBSTITUTION OF AWARDS. With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company,
(i)    Any Award that is an Option or Stock Appreciation Right shall become immediately exercisable such that the shares acquired thereunder can be treated in the Change in Control in the same manner as all other shares of Stock;

(ii)    Any restriction periods and restrictions imposed on any such Award that is a Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award (if applicable, assuming achievement of Performance Goals at the greater of target or actual levels of performance as of the date of the Change in Control) shall lapse upon the Change in Control and such Award shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following the Change in Control and such that the shares acquired thereunder, if any, can be treated in the Change in Control in the same manner as all other shares of Stock; and
(iii)    Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines that any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of the Change in Control, but the Company shall pay such Award on its scheduled payment date or on such earlier date as will not result in the imposition of tax under Section 409A of the Code).
(c)    CONTINUED/ASSUMED/SUBSTITUTED. For purposes of this Section 10, an Award shall be considered continued, assumed or substituted for if, following the Change in Control, the Award (i) is based on shares of common stock that are traded on an established U.S. securities market; (ii) provides the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (iii) have substantially equivalent economic value (intrinsic value (i.e., the “spread”) in the case of an Option or Stock Appreciation Right) to such Award (determined at the time of the Change in Control). In addition, if the Participant’s employment or service is terminated without Cause by the Company or its Affiliates or resigns with Good Reason, in either case, within three (3) months preceding a Change in Control, then each Award that had been held by such Participant on the date of such termination shall be deemed to not be continued, assumed or substituted for and shall be treated in accordance with Section 10(b) above; provided, that any such Award of Options or Stock Appreciation Rights shall expire on the later of thirty (30) days following the Change in Control or the date such Award would have expired without regard to this sentence.
(d)    CASHOUT OF AWARDS. Notwithstanding any other provision of the Plan, with respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company as determined in the sole discretion of the Committee and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that any Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per share in the Change in Control over the exercise or purchase price per share (if any) subject to the Award multiplied by (ii) the number of shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is not greater than or equal to the exercise or purchase price per share subject to the Award, then the Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
11.TRANSFERABILITY OF AWARDS
No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift (and not for value) to a member of the “Family” of the Participant, to or for the benefit of one or more organizations qualifying under Code Sections 501(c)(3) and 170(c)(2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family, one or more Charitable Organizations, or any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, “Family” shall have in respect of a Participant the same meaning as set forth in Form S-8 under the Securities Act of 1933, as amended and as in effect from time to time. During the lifetime of a Participant to whom an Incentive Stock Option is granted, only such Participant (or, in the event of legal incapacity or incompetence, the Participant’s guardian or legal representative) may exercise the Incentive Stock Option.

12.TERMINATION OF EMPLOYMENT OR SERVICE
(a)    GENERAL. Except as otherwise provided in Sections 10, 12(b) or 13 or as may otherwise be provided in an Award Agreement, upon the termination of employment or other service of a Participant with the Company, a Subsidiary or an Affiliate for any reason, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive shares of Stock pursuant to such Award; provided, however, that, unless such termination is by the Company for “Cause,” all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right as fixed by the Board pursuant to Section 8 hereof and (b) the 60th day following the date of such termination. For purposes of the foregoing, “Cause” shall mean (1) the Participant’s conviction for commission of a felony or other crime; (2) the commission by the Participant of any act against the Company constituting willful misconduct, dishonesty, fraud, theft or embezzlement; (3) the Participant’s failure, inability or refusal to perform any of the material services, duties or responsibilities required of him by the Company, or to materially comply with the policies or procedures established from time to time by the Company, for any reason other than his illness or physical or mental incapacity; (4) the Participant’s dependence, as determined in good faith by the Company, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs; (5) the destruction of or material damage to Company property caused by the Participant’s willful or grossly negligent conduct; and (6) the willful engaging by the Participant in any other conduct which is demonstrably injurious to the Company or its subsidiaries, monetarily or otherwise. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company, “Cause” with respect to such Participant shall have the meaning set forth therein.
(b)    Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service (in the case of an independent contractor) for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service (in the case of an independent contractor) with the Company, a Subsidiary or Affiliate shall not be deemed to occur if the Participant is immediately thereafter employed by or otherwise providing services (in the case of an independent contractor) to the Company, any Subsidiary or Affiliate.
13.RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT
(a)    Except as otherwise provided in an Award Agreement and notwithstanding anything in Section 12 to the contrary, if a Participant’s termination of employment or service is by reason of the death, Disability or Retirement of such Participant, all Awards (other than Cash-Based Awards in respect of annual bonus awards) held by such Participant at the time of such termination shall become immediately vested, and all Option and Stock Appreciation Right Awards shall become exercisable in full and shall remain exercisable until the earlier of (a) the expiration date of such Option or Stock Appreciation Right, as the case may be, as fixed by the Board pursuant to Section 8 hereof and (b) the third anniversary of the date of such termination.
(b)    Except as otherwise provided by the Board and notwithstanding anything in Section 12 to the contrary, if a Participant’s termination of employment or service is by reason of the death, Disability or Retirement, the amount paid in respect of all Cash-Based Awards that are in respect of annual bonus awards shall be equal to the amount that would have been paid had the Participant’s employment not terminated, but pro-rated based on a fraction, the numerator of which is the number of completed months of employment or service and the denominator of which is 12, and shall be payable at the time payment is made to the other Participants in respect of such Performance Period.
(c)    For purposes of the foregoing, “Retirement” shall mean, unless otherwise set forth in an Award Agreement, the Participant’s termination of employment or other service from the Company or a Subsidiary (other than by the Company for Cause or by the Participant at a time when grounds for a termination for Cause exist) after attainment of age 55 and the completion of at least six (6) years of service with the Company or a Subsidiary or an Affiliate. For purposes of the preceding sentence employment or other service with an entity prior to its becoming a Subsidiary or an Affiliate or after its ceasing to be a Subsidiary or an Affiliate shall be disregarded.
14.USE OF PROCEEDS
The proceeds received by the Company from the sale of Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

15.REQUIREMENTS OF LAW
(a)    VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual granted such Award or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the grant of an Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
(b)    COMPLIANCE WITH RULE 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule l6b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.
(c)    GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
16.AMENDMENT AND TERMINATION OF THE PLAN
The Board may, at any time and from time to time, amend, suspend or terminate the Plan; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, or by written consent in accordance with the Company’s Certificate of Incorporation and By-Laws, increase the total number of shares of Stock reserved for the purpose of the Plan (except as permitted under Section 17 hereof), change the requirements as to eligibility to receive Options that are intended to qualify as Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options that are intended to qualify as Incentive Stock Options granted under the Plan or modify the Plan so that the terms of the Plan would not satisfy the requirements of any rules of the stock exchange on which shares of Stock are traded or any other applicable law. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, impair rights or obligations under any Award theretofore granted under the Plan.
17.EFFECT OF CHANGES IN CAPITALIZATION
(a)    ADJUSTMENT FOR CORPORATE TRANSACTIONS. The Board may determine that a corporate transaction has affected the price of the Stock such that an adjustment or adjustments to outstanding Awards and to the shares reserved for issuance hereunder are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction may include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of Stock, or other similar occurrence. In the event of such a corporate transaction, the Board shall make such equitable changes or adjustments as it deems necessary or appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding awards thereunder, to any or all of (i) the number and kind of shares of Stock or other property which may be delivered under the Plan; (ii) the number and kind of shares of Stock or other property subject to outstanding Awards; and (iii) the exercise price of outstanding Options and Stock Appreciation Rights. All such adjustments shall be final, binding and conclusive on all persons.
(b)    NO LIMITATIONS ON CORPORATION. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.DISCLAIMER OF RIGHTS
No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company, any Subsidiary or Affiliate, or to interfere in any way with the right and authority of the Company, any Subsidiary or Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company, any Subsidiary or Affiliate.
19.NON-EXCLUSIVITY OF THE PLAN
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.
20.WITHHOLDING
The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the authority to withhold or receive Stock or other property in an amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
21.TERM OF PLAN
The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards made hereunder shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth (10) anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.
22.SECTION 409A
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to such Participant under the Plan or any Award until such Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service, the settlement and payment of such awards (or other amounts) shall be delayed until the first business day after the date that is six (6) months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

23.CLAWBACK
Awards shall be subject to recoupment in accordance with the AutoNation, Inc. Amended and Restated Policy Regarding Recoupment of Certain Incentive Compensation, as in effect and as may be amended from time to time, and any other or successor compensation recovery policy adopted by the Company from time to time, including, without limitation, policies adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
24.DEFINITIONS
(a)    “Affiliate” has the meaning set forth in Section 4(a).
(b)    “Award” has the meaning set forth in Section 1.
(c)    “Award Agreements” has the meaning set forth in Section 7.
(d)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
(e)    “Board” has the meaning set forth in Section 2(a).
(f)    “Cash-Based Awards” has the meaning set forth in Section 9(c).
(g)    “Cause” has the meaning set forth in Section 12(a).
(h)    “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company that is not a Change in Control under clause (iii) below;
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (a) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the Company or the entity surviving such merger or consolidation or (2) if there is no such parent, of the Company or such surviving entity and (b) which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no Person acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which (a) the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (1) any parent of the entity to which such assets are sold or disposed or (2) if there is no such parent, of such entity and (b) the voting securities of the Company outstanding immediately prior to such sale or disposition continue to represent (either by remaining outstanding or by being converted into voting securities of the acquiring entity or any parent thereof) more than 50% of the combined voting power of the securities of the entity acquiring such assets or any parent thereof outstanding immediately after such sale or disposition.
(i)    “Charitable Organization” has the meaning set forth in Section 11.
(j)    “Code” has the meaning set forth in Section 1.
(k)    “Committee” has the meaning set forth in Section 2(b).
(l)    “Company” has the meaning set forth in the preamble.
(m)    “Covered Employee” has the meaning set forth in Section 3.
(n)    “Disability” means “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
(o)    “Effective Date” has the meaning set forth in the preamble.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” of a share of Stock or another security as of a particular date shall mean (i) if the Stock or other security is listed on a national securities exchange, unless otherwise determined by the Board, the fair market value on such date shall be the closing sale price reported on such date, or if the Stock or other security is not traded on such date, on the next following date on which there is a sale of the Stock or such other security on such exchange; (ii) if the Stock or other security is not listed on any such national securities exchange, unless otherwise determined by the Board, the fair market value on such date shall be the closing sale price as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Stock or other security is not reported or quoted on such date, on the next following date on which the Stock or other security is reported or quoted; provided, however, that the Board may modify the definition of fair market value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Stock or other security is listed or traded; or (iii) if the Stock or other security is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the fair market value shall be determined in good faith by the Board.
(r)    “Family” has the meaning set forth in Section 11.
(s)    “Good Reason” means, with respect to a Participant who is an executive officer of the Company, the occurrence (without the Participant’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i) or (v) below, such act or failure to act is corrected prior to the date of termination of the Participant’s employment or service:
(i)    the assignment to the Participant of any duties inconsistent with the Participant’s status or a substantial adverse alteration in the nature or status of the Participant’s responsibilities, including, without limitation, if the Participant was an executive officer of a public company, the Participant ceasing to be an executive officer of a public company;
(ii)    a reduction by the Company in the Participant’s annual base salary;
(iii)    the relocation of the Participant’s principal place of employment by more than 50 miles or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s previous business travel obligations;

(iv)    the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or
(v)    the failure by the Company to continue in effect any compensation plan in which the Participant participates which is material to the Participant’s total compensation, including but not limited to the Company’s equity-based long term incentive plans and annual incentive plans, unless a comparable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or an adverse change in the Participant’s participation therein (or in such substitute or alternative plan) either in terms of the amount or timing of payment of benefits provided or the level of the Participant’s participation relative to other participants. The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.
The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, that the Participant provides the Company with a written notice of termination within ninety (90) days following the occurrence of the event constituting Good Reason. In no event shall the Participant have Good Reason to terminate employment unless such act or failure to act has not been cured within thirty (30) days after a notice of termination is delivered by the Participant to the Company.
(t)    “Incentive Stock Option” has the meaning set forth in Section 1.
(u)    “Options” has the meaning set forth in Section 8(a).
(v)    “Option Price” has the meaning set forth in Section 8(b).
(w)    “Other Stock-Based Awards” has the meaning set forth in Section 9(c).
(x)    “Participant” has the meaning set forth in Section 5.
(y)    “Performance Goals” has the meaning set forth in Section 9(d).
(z)    “Performance Period” has the meaning set forth in Section 9(d).
(aa)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(bb)    “Plan” has the meaning set forth in the preamble.
(cc)    “Prior Plan” means the AutoNation, Inc. 2017 Employee Equity and Incentive Plan, which first became effective as of January 31, 2017.
(dd)    “Restricted Stock” has the meaning set forth in Section 9(a).
(ee)    “Restricted Stock Units” has the meaning set forth in Section 9(b).
(ff)    “Retirement” has the meaning set forth in Section 13(c).
(gg)    “Share Reserve” has the meaning set forth in Section 3.
(hh)    “Stock” has the meaning set forth in Section 3.
(ii)    “Stock Appreciation Rights” has the meaning set forth in Section 8(e).
(jj)    “Stock Appreciation Right Price” has the meaning set forth in Section 8(e).

(kk)    “Subsidiary” has the meaning set forth in Section 1.
(ll)    “Voting Securities” has the meaning set forth in Section 4(a).